DocuSign Envelope ID: 816A6944-2A86-40D5-8A2C-5D9161CF89EC

DocuSign Envelope ID: 816A6944-2A86-40D5-8A2C-5D9161CF89EC

Exhibit 10.2

NOTE

1.
SBA Loan #	70216270-04
SBA Loan Name	Hallador Energy Company
Date	04/16/20
Loan Amount	$ 10,000,000.00
Interest Rate	The interest rate is 1.00% per year.
Borrower	Hallador Energy Company
Operating Company
Lender	First Financial Bank, N.A.

1)	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of

TEN MILLION Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2)	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note. “Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

DocuSign Envelope ID: 816A6944-2A86-40D5-8A2C-5D9161CF89EC

DocuSign Envelope ID: 816A6944-2A86-40D5-8A2C-5D9161CF89EC

3)	PAYMENT TERMS:

Borrower must make all payments at the place Lender Designates. The payment terms for this Note are:

a)	Maturity: This Note will mature in 2 years from the date of this Note (“Maturity Date”).

b)	Repayment Terms:

The interest rate is 1.00% per year. Interest shall accrue commencing with the date of this Note (“Note Date”) and shall be computed on the outstanding principal on a 365/365 basis.

No principal or interest payments shall be due for the first six (6) months of this Note, however, interest will continue to accrue during this period. Commencing on the seventh (7th) month anniversary of the Note Date and continuing on the same day of each month thereafter, Borrower shall make a monthly principal payment on the outstanding principal balance (after application of any loan forgiveness) in an amount that shall fully amortize the outstanding principal balance of the Loan by the Maturity Date. Accrued interest shall be due and payable with each monthly principal payment. Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and apply any remaining balance to reduce principal. The Note is payable in full on the Maturity Date without further demand or action of the Lender.

Loan Prepayment: Borrower may prepay this Note at any time without penalty.

c)

Paycheck Protection Program: The Loan is being made by Lender to Borrower pursuant to the Paycheck Protection Program (“PPP”), which is part of the Coronavirus Aid, Relief, and Economic Security Act (“Act”), and the provisions of the Act and the rules, regulations, and guidance applicable to loans under the PPP, as amended from time to time (“Rules”), are incorporated herein by reference. If a conflict exists between the terms of the Loan Documents and the Act or Rules, the Act or Rules will control and the terms of the Loan Documents will be amended by the effect and operation of the Act or Rules so that the legal effect of the Loan Documents conforms to the provisions of the Act and Rules, and the Loan Documents as amended shall remain in full force and effect in accordance with the Act and Rules. If all or part of any term of the Loan Documents is disallowed or impermissible under the Act or Rules, such term shall be deemed to be stricken from the Loan Documents, and the Loan Documents as amended shall remain in full force and effect in accordance with the Act and Rules. Borrower represents and warrants that it will use the Loan proceeds in compliance with the Act and Rules and only for permissible costs and expenses under the Act and Rules. Borrower represents and warrants that all representations, authorizations, and certifications made by Borrower in its application for the Loan under the PPP are true, accurate, and correct as of the date hereof.

d)

Loan Forgiveness: All or part of the Loan may be forgiven if Borrower satisfies and complies with the terms and conditions for loan forgiveness under the Act and Rules. All loan forgiveness amounts must be calculated in accordance with the Act and Rules. Borrower agrees to submit to Lender verifying documentation for loan forgiveness in accordance with the Act and Rules. All such verifying documents shall be true and accurate in all material respects. No loan forgiveness will be available absent submission of the required verifying documentation. Borrower agrees to submit all verifying documentation to Lender no later than ninety (90) days from disbursement of the Loan, unless such a requirement is contrary to law or regulation, in which case which case Borrow shall submit all verifying documentation to Lender no later than thirty (30) days after Lender’s request.

e)	No Lender Fees: Notwithstanding any terms to the contrary, Lender shall not collect any fees or costs from Borrower relating to this Loan.

DocuSign Envelope ID: 816A6944-2A86-40D5-8A2C-5D9161CF89EC

DocuSign Envelope ID: 816A6944-2A86-40D5-8A2C-5D9161CF89EC

f)	No Collateral or Guarantee: Notwithstanding any term to the contrary, no collateral and no personal guarantee is required in connection with the Loan.

g)

Non-Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the Loan, except to the extent that such shareholder, member, or partner uses the loan proceeds for an unauthorized purpose.

h)

Assignability: Borrower may not assign its rights in or delegate its duties under this Note without the prior written consent of Lender. Lender may assign its rights in or delegate its duties under this Note at any time without the consent of or notice to Borrower.

i)	Interpretation: The terms of this Section 3 shall control over any terms in this Note.

j)

Additional Documentation: At the request of Lender, Borrower agrees to promptly re- execute this Note and any other Loan Document if the Loan was closed using a copy and/or to execute a replacement note and other Loan Documents as Lender may deem necessary or appropriate, in its sole discretion, to comply with the Act or Rules.

k)

Borrower Certifications: Borrower further represents, warrants, and certifies to Lender (a) Borrower acknowledges that if Borrower defaults on the Loan, SBA may be required to pay Lender under the SBA Guarantee under the PPP, and SBA may then seek recovery on the Loan (to the extent any balance remains after loan forgiveness), (b) Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower’s financial or business condition, (c) if the Borrower is other than an individual, the Borrower and the individual signing on behalf of the Borrower, represents and warrants that the individual signing on behalf of the Borrower has authority to act on behalf of the Borrower and has been duly and properly authorized to sign this Note on behalf of the Borrower; and (d) Borrower will not, without Lender’s consent, changes its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business.

3)	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

a)	Fails to do anything required by this Note and other Loan Documents;
b)	Defaults on any other loan with Lender;
c)	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;
d)	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
e)	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
f)	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;
g)	Fails to pay any taxes when due;
h)	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
i)	Has a receiver or liquidator appointed for any part of their business or property;
j)	Makes an assignment for the benefit of creditors;
k)	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

DocuSign Envelope ID: 816A6944-2A86-40D5-8A2C-5D9161CF89EC

DocuSign Envelope ID: 816A6944-2A86-40D5-8A2C-5D9161CF89EC

l)	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
m)	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

4)	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

a.	Require immediate payment of all amounts owing under this Note;
b.	Collect all amounts owing from any Borrower or Guarantor;
c.	File suit and obtain judgment;
d.	Take possession of any Collateral; or
e.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

5)	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

a.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;
b.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

c.	Release anyone obligated to pay this Note;
d.	Compromise, release, renew, extend or substitute any of the Collateral; and
e.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

6)	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8)	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9)	GENERAL PROVISIONS:
a)	All individuals and entities signing this Note are jointly and severally liable.
b)	Borrower waives all suretyship defenses.
c)	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.
d)	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
e)	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
f)	If any part of this Note is unenforceable, all other parts remain in effect.

DocuSign Envelope ID: 816A6944-2A86-40D5-8A2C-5D9161CF89EC

DocuSign Envelope ID: 816A6944-2A86-40D5-8A2C-5D9161CF89EC

g)

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10)	STATE SPECIFIC PROVISIONS: N/A

11)	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obliged under this Note as Borrower.

BORROWER:  HALLADOR ENERGY COMPANY

BY: /S/LAWRENCE D. MARTIN

Lawrence D Martin

CFO